                                                                  EXHIBIT 99.2.2
                     FORM OF NOTICE OF GUARANTEED DELIVERY

                                   AT&T CORP.

             TO TENDER AND CONSENT WITH RESPECT TO ITS OUTSTANDING

                  5.625% NOTES DUE 2004 (CUSIP NO. 001957AU3)
                   6.75% NOTES DUE 2004 (CUSIP NO. 001957AM1)
    7.75% MEDIUM-TERM NOTES, SERIES A DUE MAY 15, 2025 (CUSIP NO. 00206QAP9) 8.00% MEDIUM-TERM NOTES, SERIES A DUE MAY 15, 2025 (CUSIP NO. 00206QAN4)
                   6.50% NOTES DUE 2029 (CUSIP NO. 001957AW9)
         FRN MEDIUM-TERM NOTES, SERIES A DUE 2054 (CUSIP NO. 00206QAE4)

            PURSUANT TO ITS EXCHANGE OFFER AND CONSENT SOLICITATION
              DESCRIBED IN THE PROSPECTUS DATED             , 2002


     This Notice of Guaranteed Delivery relates to AT&T Corp.'s (the "Company") exchange offer and consent solicitation with respect to its above-listed securities (the "AT&T Eligible Notes"), as described in the Prospectus dated
            , 2002 and the related Letter of Transmittal and Consent (the "Letter of Transmittal"), which together constitute the "Exchange Offer," receipt of which is hereby acknowledged. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Exchange Offer if (i) certificates for the AT&T Eligible Notes are not immediately available,
(ii) certificates for the AT&T Eligible Notes, in proper form for transfer, cannot be delivered to the Exchange Agent, or (iii) the procedures for book-entry transfer of the AT&T Eligible Notes to the Exchange Agent cannot be completed, prior to the expiration of the Exchange Offer. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, and the Letter of Transmittal (or facsimile thereof) in the form provided by the Company, must be properly completed, duly executed and received by the Exchange Agent prior to the expiration date of the Exchange Offer. See "Description of the Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.


                 The Exchange Agent For The Exchange Offer Is:
                              THE BANK OF NEW YORK


 By Registered or Certified Mail:       Facsimile Transmissions:        By Overnight Delivery or Hand:
       The Bank of New York                  (212) 815-3750                  The Bank of New York
  Corporate Trust Reorganization                                        Corporate Trust Reorganization
                Unit                    To Confirm by Telephone                      Unit
      101 Barclay Street, 7E              or for Information:               101 Barclay Street, 7E
        New York, NY 10286                   (212) 298-1915                   New York, NY 10286
          Attn: Kin Lau                                                         Attn: Kin Lau


 For AT&T Eligible Notes Held In Luxembourg, The Luxembourg Exchange Agent Is:
                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.

                     The Bank of New York (Luxembourg) S.A.
                        Aerogolf Center -- 1A, Hoehenhof
                        L-1736 Senningerberg, Luxembourg

                            Attn: Jacqueline Geisen


                           Telephone: 44 207 964 7306


                           Facsimile: 44 207 964 6399


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE SIGNATURE GUARANTOR" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for the AT&T Eligible Notes set forth in the accompanying Letter of Transmittal, or confirmation of the book-entry transfer of such AT&T Eligible Notes to the Exchange Agent's account at The Depositary Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Exchange Offer, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the AT&T Eligible Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
------------------------------------------
Address:
-------------------------------------------------
------------------------------------------------------------
                                                  (ZIP CODE)
Area Code and Telephone Number:
------------------------------------------------------------
------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)
Title:
-----------------------------------------------------
Name:
---------------------------------------------------
                             (PLEASE TYPE OR PRINT)
Date:
-----------------------------------------------------

     NOTE: DO NOT SEND AT&T ELIGIBLE NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF AT&T ELIGIBLE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS.

                                        2